Exhibit 99.1(a)


                      INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS AND STOCKHOLDERS MONOCACY BANCSHARES, INC.

We have audited the accompanying consolidated balance sheets of Monocacy Bancshares, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Monocacy Bancshares, Inc., and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                       /s/ Stegman & Company
                                       ---------------------------------
                                       Stegman & Company


Towson, Maryland
January 23, 1998




                        MONOCACY BANCSHARES, INC.
                       CONSOLIDATED BALANCE SHEETS

                       DECEMBER 31, 1997 AND 1996
                         (DOLLARS IN THOUSANDS)


ASSETS                                                  1997        1996

   Cash and due from banks (note 2)..............    $   7,081   $  10,374
   Federal funds sold............................       12,614       2,000
   Interest-bearing deposits with other banks....        1,184         108
   Loans held for sale...........................        4,940      10,118
   Securities available for sale (note 3)........       95,164      45,918
   Investment securities (approximate fair
     value of $23,860 at December 31, 1996
     (note 4)........                                       --      24,042
   Loans, net of allowance for loan losses of
     $2,539 and $2,100 (note 5)..................      155,716     156,690
   Bank premises and equipment, net (note 7).....        8,171       8,435
   Other real estate owned.......................          137         656
   Deferred income taxes (note 10)...............          771         899
   Accrued interest receivable...................        2,152       1,939
   Other assets..................................        2,310       1,836

       TOTAL ASSETS..............................    $ 290,240   $ 263,015

LIABILITIES AND STOCKHOLDERS' EQUITY

   Deposits:
    Non-interest-bearing.........................    $  25,225   $  24,002
    Interest-bearing:
       Savings and checking......................       80,875      84,160
       Certificates of deposit:
         Under $100,000..........................      116,066     109,664
         $100,000 and over.......................        6,704       7,213
   Total deposits................................      228,870     225,039
   Short-term borrowings (note 8)................       15,910       7,600
   Other long-term borrowings (note 8)...........       19,748       7,739
   Accrued expenses payable......................        1,271         555
   Other liabilities.............................           94         287
   Dividends payable.............................          179         147

       TOTAL LIABILITIES.........................    $ 266,072   $ 241,367

   Stockholders' equity:
     Common Stock, par value $5.00 per share;
     authorized 4,000,000 shares; issued and
     outstanding 1,628,522 in 1997 and
     1,468,324 shares in 1996....................        8,143       7,342
   Common stock dividend to be distributed.......        4,034       3,699
   Surplus.......................................       11,863       9,145
   Retained earnings.............................           66       2,235
   Unrealized holding gain (loss) on
     securities, net.............................           62       (773)
   Commitments and contingencies (notes 6 and 13)
       TOTAL STOCKHOLDERS' EQUITY................       24,168      21,648
       TOTAL LIABILITIES AND STOCKHOLDERS'
         EQUITY..................................    $ 290,240   $ 263,015

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.





                        MONOCACY BANCSHARES, INC.
                    CONSOLIDATED STATEMENTS OF INCOME

          FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                         (DOLLARS IN THOUSANDS)

                                                   1997       1996      1995
INTEREST INCOME:
  Loans, including fees........................ $ 15,982   $ 14,043  $ 13,535
  Securities available for sale - taxable......    3,244      3,797       712
  Securities available for sale - tax exempt...      297        422       268
  Investment securities - taxable..............        1         26     1,892
  Investment securities - tax exempt...........    1,059      1,107       472
  Interest-bearing deposits with other banks...       46         52       132
  Federal funds sold...........................      227        146        68

  Total interest income........................   20,856     19,593    17,079

INTEREST EXPENSE:
  Deposits of $100,000 or more.................      401        469       486
  Other deposits...............................    9,157      8,782     6,419
  Federal funds purchased......................       28         95        55
  Other borrowings.............................    1,101      1,075       892

  Total interest expense.......................   10,687     10,421     7,852

  NET INTEREST INCOME..........................   10,169      9,172     9,227
Provision for loan losses......................    1,110        300       885
  NET INTEREST INCOME AFTER PROVISION FOR
    LOAN LOSSEs................................    9,059      8,872     8,342

NON-INTEREST INCOME:
  Service charges on deposit accounts..........      600        438       329
  Other service charges........................      651        660       475
  Trust department fees........................      121        150       151
  Gains and fees on sale of loans..............    1,143        864       167
  Gains (losses) on securities.................       87      (220)        55
  Other........................................      248        147       250

  Total non-interest income....................    2,850      2,039     1,427

NON-INTEREST EXPENSE:
  Salaries.....................................    4,265      3,956     3,062
  Employee benefits (note 9)...................    1,361      1,131       743
  Occupancy....................................      720        628       436
  Equipment....................................      778        712       670
  Deposit insurance............................       60        335       198
  Professional fees............................      676        379       282
  Litigation...................................      230         --        --
  Other........................................    1,561      1,621     1,145

  Total non-interest expense...................    9,651      8,762     6,536

  INCOME BEFORE INCOME TAXES...................    2,258      2,149     3,233
Income tax provision (note 10)                       140        538       882

  NET INCOME................................... $  2,118   $  1,611  $  2,351

NET INCOME PER COMMONS SHARE--BASIC (NOTE 15).. $   1.19   $    .91  $   1.33
NET INCOME PER COMMON SHARE--DILUTED (NOTE 15). $   1.16   $    .90  $   1.32
CASH DIVIDENDS PER COMMON SHARE OUTSTANDING.... $    .40   $    .33  $    .30
AVERAGE COMMON SHARES OUTSTANDING
   (as adjusted to reflect the February,
   1998 stock dividend)........................1,785,754  1,771,177  1,761,694

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                 MONOCACY BANCSHARES, INC.
                                         CONSOLIDATED STATEMENTS OF CHANGES IN
                                                 STOCKHOLDERS' EQUITY

                                 FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                                 (DOLLARS IN THOUSANDS)

                                                                COMMON                                   UNREALIZED
                                                                 STOCK                                    HOLDING
                                                                DIVIDEND                                 GAIN (LOSS)
                                          COMMON STOCK            TO BE                    RETAINED          ON
                                       SHARES    PAR VALUE     DISTRIBUTED    SURPLUS      EARNINGS      SECURITIES
                                       ------    ---------     -----------    -------      --------      ----------
BALANCE, DECEMBER 31, 1994 .....     1,314,829   $   6,574     $    --      $   6,610     $   5,932      $    (506)
  Net income ...................          --          --            --           --            --             --
  Issuance of shares of
    common stock in
    connection with
    employee benefit and
    dividend reinvestment
    plan .......................         8,726          44          --            167          --             --
  Cash dividend, $0.30 per
    share ......................          --          --            --           --            (528)          --
  10% stock dividend to be
    distributed ................          --          --           2,846         --          (2,846)          --
  Increase in fair value of
    securities available
    for sale ...................          --          --            --           --            --              525

BALANCE, DECEMBER 31, 1995 .....     1,323,555       6,618         2,846        6,777         4,909             19
  Net income ...................          --          --            --           --           1,611           --
  Issuance of shares of
    common stock in
    connection with
    employee benefit and
    dividend reinvestment
    plan .......................        12,688          63          --            183          --             --
    Issuance of 10% stock
      dividend .................       132,081         661        (2,846)       2,185          --             --
    Cash dividend, $0.33 per
      share ....................          --          --            --           --            (586)          --
    10% stock dividend to be
      distributed ..............          --          --           3,699         --          (3,699)          --
    Decrease in fair value of
      securities available
      for sale .................          --          --            --           --            --             (792)

BALANCE, DECEMBER 31, 1996 .....     1,468,324       7,342         3,699        9,145         2,235           (773)
  Net income ...................          --          --            --           --           2,118           --
  Issuance of shares of
    common stock in
    connection with
    employee benefit and
    dividend reinvestment
    plan .......................        13,371          67          --            222          --             --
  Issuance of 10% stock
    dividend ...................       146,827         734        (3,699)       2,496           462           --
  Cash dividend, $0.40 per
    share ......................          --          --            --           --            (715)          --
  10% stock dividend to be
    distributed ................          --          --           4,034         --          (4,034)          --
  Increase in fair value of
    securities available for
    sale .......................          --          --            --           --            --              835

BALANCE, DECEMBER 31, 1996 .....     1,628,522   $   8,143     $   4,034    $  11,863     $      66      $      62


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.




                        MONOCACY BANCSHARES, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS

          FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                         (DOLLARS IN THOUSANDS)


                                                  1997       1996     1995 (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.................................  $  2,118   $  1,611   $  2,351
  Adjustments to reconcile net income to
      net cash provided by operating
      activities:
    Depreciation and amortization............       957      1,131        628
    Prevision for loan losses................     1,110        300        885
    Deferred income taxes....................       143         29        114
    (Gains)losses on sales of securities
      available for sale.....................       (87)       220        (55)
    Proceeds from sales of loans originated
      for sale...............................    42,477     33,585     17,256
    Disbursements for loans originated for
      sale...................................   (36,156)   (43,058)   (17,089)
    Gains on sale of loans ..................    (1,143)      (864)      (167)
    Increase (decrease) in unearned income,
      net of origination costs...............      (366)       519       (229)
    Gain on sale of other real estate owned..        (5)       (14)       (20)
    Write-down of real estate owned..........         6         14        --
  Net change in:
    Accrued interest receivable..............      (213)      (276)      (138)
    Accrued expenses payable.................      (314)      (605)      (332)
  Other--net.................................      (244)    (1,786)        58
    Net cash provided by (used in)
      operating activities...................     8,283     (9,194)     3,262

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net (increase) decrease in interest-bearing
    deposits with other banks................    (1,076)       696        328
  Proceeds from maturities of investment
    securities...............................        15      7,003      6,717
  Proceeds from sales of securities
    available for sale.......................    22,495     34,984      4,974
  Proceeds from maturities of securities
    available for sale.......................     6,408      2,506      3,065
  Purchases of securities available for
    sale.....................................   (52,769)   (29,614)   (19,479)
  Purchases of investment securities.........       --     (15,521)    (7,268)
  Sales of loan participations...............       704      7,532        945
  Purchases of loan participations                   --     (1,300)       --
  Loan originations, net of principal
    repayments...............................      (547)   (26,488)    (2,044)
  Proceeds from sales of other real estate
    owned....................................       591        561         25
  Additions to other real estate owned.......        --        (68)       (38)
  Purchases of bank premises and equipment...      (508)    (2,860)      (991)
      Net cash used in investing activities..   (24,687)   (22,569)   (13,766)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits...................     3,831      1,627     51,539
  Proceeds from issuance of other borrowings     27,243     23,167      3,000
  Repayment of other borrowings..............    (6,923)   (27,461)    (2,886)
  Issuance of common stock...................       289        246        211
  Dividends paid on common stock.............      (715)      (586)      (528)
      Net cash provided by (used in)
     financing activities.....................   23,725     (3,007)    51,336

Net increase (decrease) in cash and cash
  equivalents.................................    7,321    (34,770)    40,832
Cash and cash equivalents at beginning of
  year........................................   12,374     47,144      6,312
Cash and cash equivalents at end of year...... $ 19,695   $ 12,374   $ 47,144

Supplemental disclosures of cash flow
    information:
  Interest paid on deposits and borrowings...  $ 10,667   $ 10,368   $  7,785
  Income taxes paid..........................  $    897   $    475   $    755
  Transfers of loans to other real estate
     owned...................................  $     73   $    163   $    999

  Transfers of securities from the
    investment security portfolio to the
    available for sale portfolio.............  $ 24,027   $    --    $  32850
  Securitization of residential mortgage
    loans....................................  $    --    $    --    $    --
  Transfers of loans to held for sale........  $    --    $ 10,118   $    --


(1) The components of the purchase of Royal Oak Savings Bank (purchase price of $7.8 million) are included in the respective categories in the cash flows statement.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.



               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                         (DOLLARS IN THOUSANDS)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies reflected in the consolidated financial statements of Monocacy Bancshares, Inc. and subsidiary (the "Company") conform to generally accepted accounting principles and prevailing practices within the banking industry. Certain reclassifications have been made to 1996 and 1995 amounts to conform with the presentation for 1997.

ORGANIZATION

The Company was formed on October 1, 1993, and is a Maryland Corporation chartered as a Bank Holding Company. The Company holds all the issued and outstanding shares of common stock of Taneytown Bank & Trust Company (the "Bank"). The Bank is a Maryland trust company, originally established in 1884, which engages in general commercial banking operations. Deposits in the Bank are insured by the Federal Deposit Insurance Corporation.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the company, including Taneytown Bank & Trust Company, its principal subsidiary. All significant intercompany balances and transactions have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

For purposes of the Consolidated Statements of Cash Flows, cash and cash equivalents include cash and due from banks and federal funds sold.

FEDERAL FUNDS SOLD/PURCHASED

Federal funds sold and purchased are carried at cost which approximates fair value and are generally sold and purchased for one day periods.

LOANS HELD FOR SALE

Loans held for sale are those loans which management does not intend to hold until maturity. Loans held for sale are carried at the lower of cost or market with adjustments recorded as a component of income. Gains or losses on the disposition of loans held for sale are computed using the specific identification method.

SECURITIES AVAILABLE FOR SALE

Securities available for sale are those securities which management does not have the ability and intent to hold until maturity. Securities available for sale may be sold in response to changes in interest rates, for liquidity needs or for tax planning purposes and are carried at fair value with unrealized holding gains or losses, net of the related tax effect, excluded from earnings and reported as a separate component of stockholders' equity until realized. Gains or losses on the disposition of securities available for sale are computed using the specific identification method.

INVESTMENT SECURITIES

Investment securities are those securities which management has the ability and intent to hold to maturity. Investment securities are stated at cost adjusted for amortization of premiums and accretion of discounts. Gains or losses on the disposition of investment securities are computed using the specific identification method.

LOANS

Loans are stated at the current amount of unpaid principal, reduced by unearned income, net deferred origination fees and the allowance for loan losses. Unearned income consists of commitment and origination fees, net of origination costs and is generally recognized as income over the commitment and loan periods using the interest method. Interest on loans is accrued based upon the principal amount outstanding. Loans are placed on non-accrual status when management believes, after considering economic and business conditions and collection efforts and in the absence of adequate collateral, that collection is questionable. At that time, interest is recognized on a cash basis only after all principal has been recovered. A loan is only returned to accrual status when it becomes current as to payment of both principal and interest and the borrower demonstrates the ability to pay and remain current.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgements about information available to them at the time of their examinations.

BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives using the straight-line method.

OTHER REAL ESTATE OWNED

Real estate acquired through foreclosure is recorded at the lower cost or estimated fair value on the date acquired and at the lower of cost or estimated fair value less selling costs thereafter. Losses included at the time of acquisition of the property are charged to the allowance for loan losses. Subsequent write-downs are included in other non-interest expense. Rental income and expenses are included in other operating non-interest expense.

MORTGAGE SERVICING RIGHTS

Mortgage servicing rights are valued using the aggregate method of determining the lower of cost or market value and are amortized over the remaining life of the loans serviced. Servicing rights are periodically reviewed for impairment with any required adjustment to market value made at the time of review.

PER SHARE DATA

The Company adopted Financial Accounting Standards Board ("FASB") Statement No. 128, "Earnings Per Share," ("SFAS No. 128") in 1997. Accordingly, Basic Earnings Per Share are based on the average shares outstanding, giving retroactive effect to stock dividends and Diluted Earnings Per Share and dividends per share are based on the average shares outstanding adjusted by any common stock equivalents, giving retroactive effect to stock dividends.

ORGANIZATION COSTS

Organization costs are capitalized and amortized on a straight-line basis over five years.

CORE DEPOSIT INTANGIBLE

The core deposit intangible acquired in connection with the Royal Oak acquisition is being amortized over the estimated remaining life of the intangible, which has been determined to be 10 years at December 31, 1997.

TRUST ASSETS AND INCOME

Assets (other than cash deposits) held by the Company for others under fiduciary and agency relationships are not included in the accompanying balance sheets since they are not assets of the Company. Trust department fees are accounted for on the cash basis. Amounts recognized under this method are not significantly different from amounts that would have been recognized on the actual basis.

On September 22, 1997, the Bank entered into a service agreement with TrustCorp America (the "Trust Company") for the Trust Company to provide trust services to the Bank's existing trust customers as successor fiduciary and to provide ongoing service through operation of a referral program for future trust business.

INCOME TAXES

The provision for income taxes is based upon the results of operations, adjusted for tax-exempt income and other differences between items of income or expenses reported in the financial statements and those reported for income tax purposes. Deferred income taxes are provided to give effect to temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities.

2.    CASH AND DUE FROM BANKS

The Bank is required to maintain average reserve balances through cash or reserves with the Federal Reserve Bank or in other commercial banks. The amount of these reserves, calculated based on percentages of certain deposit balances, was $1,004 at December 31, 1997.

3.    SECURITIES AVAILABLE FOR SALE

The Available for Sale ("AFS") portfolio is generally comprised of somewhat shorter term investment securities and other securities the Company feels it may sell in response to changes in interest rates or liquidity needs. Securities available for sale are carried at fair value. Net unrealized holding gains and losses on securities available for sale are reported as a separate component of stockholders' equity, net of related income taxes. In 1995, the FASB granted a one time exemption from the restrictions on transferring securities between various portfolios. The Company took advantage of this opportunity to transfer approximately $33 million in securities previously held in the Held to Maturity ("HTM") portfolio to the AFS portfolio. In 1997, due to a change in the Company's business focus, the Company transferred its remaining HTM portfolio to the AFS portfolio.

Securities available for sale are summarized as follows at December 31:

                                                    1997
                                                GROSS UNREALIZED
                                   AMORTIZED         HOLDING        ESTIMATED
                                     COST       GAINS    LOSSES     FAIR VALUE
                                   ---------    ----------------    ----------
U.S. Government agency..........   $31,480      $  66     $  91      $31,455
State and municipal bonds.......    33,445        622         8       34,059
Mortgage-backed securities......    25,809         21       365       25,465
Equity securities...............     4,335         --       150        4,185
                                   $95,069       $709      $614      $95,164


                                                   1996
                                                GROSS UNREALIZED
                                   AMORTIZED         HOLDING        ESTIMATED
                                     COST       GAINS    LOSSES     FAIR VALUE
                                   ---------    ----------------    ----------
U.S. Government agency..........   $21,984       $ --    $  263      $21,721
State and municipal bonds.......     5,339         18         8        5,349
Mortgage-backed securities......    17,122         --       750       16,372
Equity securities...............     2,644         --       168        2,476
                                   $47,089        $18    $1,189      $45,918

Securities available for sale with a carrying value of $4,973 and $4,630 at December 31, 1997 and 1996, respectively, were pledged as collateral for certain liabilities as required by law. In addition, securities available for sale with a carrying value of $26,482 and $12,847 at December 31, 1997 and 1996, respectively, were pledged as collateral for certain borrowing arrangements of the Company.

The amortized cost and fair value of securities available for sale by contractual maturity, at December 31, 1997 and 1996, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                          1997                  1996
                                  AMORTIZED  ESTIMATED   AMORTIZED  ESTIMATED
                                     COST    FAIR VALUE    COST     FAIR VALUE
                                  ---------  ----------  ---------  ----------
Due within one year..............  $ 1,080   $  1,082     $ 1,000    $   998
Due after one through five years.   27,014     26,955      15,102     14,996
Due after five through ten years.   30,733     31,233      11,221     11,076
Due after ten years..............    6,098      6,244          --         --
Mortgage-backed securities.......   25,809     25,465      17,122     16,372
Equity securities................    4,335      4,185       2,644      2,476
                                   $95,069    $95,164     $47,089    $45,918

Proceeds from sales of securities available for sale were $22,495 in 1997 with gains of $90 and losses of $3. Proceeds from sales of securities available for sale were $34,984 in 1996 with gains of $31 and losses of $251.

4.    INVESTMENT SECURITIES

Investment securities are summarized as follows at December 31, 1996:


                                              GROSS UNREALIZED
                                 AMORTIZED        HOLDING         ESTIMATED
                                   COST       GAINS    LOSSES     FAIR VALUE
                                 ---------    ----------------    ----------
State and municipal bonds.....   $24,042       $ 56    $  238      $23,860


Investment securities with an amortized cost of $197 at December 31, 1996 were pledged as collateral for certain liabilities as required by law.

The amortized cost and estimated fair value of debt securities by contractual maturity at December 31, 1996 are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                 ESTIMATED
                                                   AMORTIZED       FAIR
                                                     COST          VALUE
                                                   ---------     ---------

Due after five through ten years.............       $11,510       $11,452
Due after ten years..........................        12,532        12,408
                                                    $24,042       $23,860

5.    LOANS

Major classifications of loans are as follows at December 31:

                                                     1997          1996
                                                     ----          ----

Real Estate:
   Commercial mortgages......................     $  66,995     $  69,947
   Residential mortgages.....................        24,837        20,477
   Construction and land development.........        29,187        28,695
Commercial...................................        18,208        22,582
Consumer.....................................        19,065        17,546
      Total loans                                   158,292       159,247
Less:
   Unearned income...........................           (37)         (457)
   Allowance for loan losses.................        (2,539)       (2,100)
                                                   $155,716      $156,690

The Company has placed on non-accrual status loans totaling $1,961 at December 31, 1997, $793 at December 31, 1996 and $1,258 at December 31, 1995. Gross interest income that would have been recognized had the loans performed in accordance with original terms was $247 in 1997, $257 in 1996 and $190 in 1995. Interest income on these loans included in the results of operations was $100 in 1997, $127 in 1995 and none in 1996.

Changes in the allowance for loan losses were as follows for the years ended December 31:

                                             1997        1996       1995
                                             ----        ----       ----

Balance at January 1..................      $2,100      $1,904     $1,902
Provision for loan losses.............       1,110         300        885
Recoveries............................          32         218         57
Loans charged off.....................        (703)       (322)      (940)

Balance at December 31................      $2,539      $2,100     $1,904

Effective January 1, 1996, the Company adopted FASB Statements No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114"), and No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures ("SFAS 118"). In accordance with SFAS 114, impaired loans are measured and reported based on the present value of expected cash flows discounted at the loan's effective interest rate, or at the fair value of the loan's collateral if the loan is deemed "collateral dependent." A valuation allowance is required to the extent that the measure of the impaired loans is less than the recorded investment.

Impaired loans are specifically reviewed loans for which it is probable that the creditor will be unable to collect all amounts due according to the terms of the loan agreement. The specific factors that influence management's judgment in determining when a loan is impaired include evaluation of the financial strength of the borrower and the fair value of the collateral. A specifically reviewed loan is not impaired during a period of "minimum delay" in payment, regardless of the amount of the shortfall, if the ultimate collectibility of all amounts due is expected. The Company defines "minimum delay" as past due less than 90 days.

SFAS 114 does not apply to larger groups of homogenous loans such as consumer installment and real estate mortgage loans, which are collectively evaluated for impairment. Impaired loans are therefore primarily business loans which include commercial loans and income property and construction real estate loans. The Company applies the measurement methods described above to these loans on a loan-by-loan basis. Smaller balance populations of business loans, which are not specifically reviewed in accordance with normal credit review procedures, are also excluded from the applications of SFAS 114. Most impaired loans are non-accrual loans, as generally loans are placed on non-accrual status on the earlier of the date that principal or interest amounts are 90 days or more past due or the date that collection of such amounts is judged uncertain based on an assessment of collectibility.

Impaired loans at December 31, 1997 and 1996 amounted to $1,961 and $793, respectively. There was no valuation allowance for impaired loans at December 31, 1997 or 1996 as the amount by which the measure of the impaired loans were less than the recorded investment in the loans was charged off in 1997 and 1996 for all impaired loans held in 1997 and 1996. Average impaired loans for 1997 and 1996 amounted to $1,914 and $1,230, respectively. No interest was recognized during the time period that any loan was impaired as any cash received on such loans was applied to the loan as a principal reduction.

SFAS 118 allows a creditor to use existing methods for recognizing interest income on an impaired loan.

6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is a party to financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of customers. These financial instruments include commitments to extend credit, available credit lines and letters of credit. Outstanding loan commitments, unused lines and letters of credit are summarized as follows at December 31:

                                                          1997      1996
                                                          ----      ----
Loan Commitments:
   Commercial mortgage loans.........................  $  8,965   $ 3,075
   Residential mortgage loans........................     3,453       898
   Commercial loans..................................     1,713     9,916

                                                        $14,131   $13,889

Unused lines of cr
   Construction and land development.................   $14,192  $  9,006
   Commercial........................................     9,916    12,991
   Home-equity.......................................    13,776    15,138
   Other consumer....................................     1,621     1,366

                                                        $39,505   $38,501

Letters of credit....................................  $  3,196  $  3,026

Loan commitments and lines of credit are agreements to lend to a customer as long as there is no violation of any condition to the contract. Loan commitments generally have interest rates fixed at current market amounts, fixed expiration dates and may require payment of a fee. Lines of credit generally have variable interest rates. Since many of the commitments and lines of credit are expected to expire without fully drawn, the available amounts do not necessarily represent future cash requirements. Letters of credits are commitments issued to guarantee the performance of a customer to a third party.

Loan commitments, lines and letters of credit are made on the same terms, including collateral requirements, as outstanding loans. The contractual amount of these instruments represents the Company's potential exposure to loss in the event of non-performance by the other party after the commitment has been fulfilled by the Company.

7. BANK PREMISES AND EQUIPMENT

A summary of bank premises and equipment is as follows at December 31:


                                                          1997      1996
                                                          ----      ----

Land.................................................    $  888    $  863
Buildings............................................     5,663     5,585
Equipment............................................     4,914     4,562
Leasehold improvements...............................     1,117       703
Construction in progress.............................       102       477
                                                         12,684    12,190
Accumulated depreciation and amortization............    (4,513)   (3,755)
                                                         $8,171    $8,435

Depreciation and amortization expense for bank premises and equipment was $774, $658 and $607 for 1997, 1996 and 1995, respectively. Amortization expense for intangible assets was $183, $135 and $21 for 1997, 1996 and 1995, respectively.

8. BORROWINGS

Information with respect to borrowings is as follows for the years ended December 31:


                                                  1997      1996     1995
                                                  ----      ----     ----

Amount outstanding at year-end:
   Federal funds purchased................         $ --      $ --     $ --
   FHLB advances..........................       34,571    14,739   16,633
   Term note..............................           --        --    3,000
   Treasury tax & loan note...............        1,087       600       --
Weighted average interest rate at year end:
   Federal funds purchased................           -- %      -- %     -- %
   FHLB advances..........................         5.89 %    5.84 %   5.50 %
   Term note..............................           -- %      -- %   8.50 %
   Treasury tax & loan note...............         5.25 %    5.40 %     -- %
Maximum outstanding at any month-end:
   Federal funds purchased................      $ 2,650    $5,750   $4,500
   FHLB advances..........................       34,660    24,429   18,356
   Term note..............................           --     2,917    3,000
   Treasury tax & loan note...............        1,087       745       --
Average outstanding:
   Federal funds purchased................       $  640    $1,727   $1,300
   FHLB advances..........................       17,614    16,756   16,950
   Term note..............................           --       931    3,000
   Treasury tax & loan note...............          581       168       --
Weighted average interest rate during the year:
   Federal funds purchased................         4.55 %    5.50 %   4.20 %
   FHLB advances..........................         5.47 %    5.80 %   5.26 %
   Term note..............................           -- %    8.50 %   8.50 %
   Treasury tax & loan note...............         3.57 %    5.13 %     -- %

The Company had borrowings from the Federal Home Loan Bank ("FHLB") of $34,571 at December 31, 1997 and $14,739 at December 31, 1996. The
borrowings mature in varying amounts through 2007 and have an interest rate of 5.89% at December 31, 1997. The advances are collateralized by certain real estate loans with a carrying value of $14,566 and investment securities available for sale with a book value of $26,482 at December 31, 1997. The Company may borrow up to $45,000,000 under this line of credit at interest rates set periodically by the lender.

The principal maturities of the FHLB advances at December 31, 1997, were:


         1998...........................     $14,823
         1999...........................          --
         2000...........................       1,650
         2001...........................          --
         2002...........................      15,000
         Thereafter.....................       3,098

                                             $34,571

The Company was required to purchase shares of the capital stock of the FHLB as additional collateral for the advances as a condition to obtaining the line of credit. The amount invested in their capital stock was $3,314 at December 31, 1997 and $1,623 at December 31, 1996, and is carried in the securities available for sale portfolio.

In anticipation of the cash outlay required for the acquisition of Royal Oak, in December 1995, the Company borrowed $3,000,000 from another commercial bank. The loan was repaid in April of 1996.

9. PENSION AND PROFIT SHARING PLANS

The Company has a contributory thrift plan qualifying under Section 401(k) of the Internal Revenue Code. Employees with six months of service of eligible for participation in the plan. The Company matches the employee's contribution up to 50% of the first 6% of employee contributions. The Company's contributions to this plan, included in employee benefits expenses, were $75 for 1997, $61 for 1996 and $60 for 1995.

The Company has agreements with certain of its executive officers to provide certain supplemental retirement benefits upon retirement. The benefits to be paid by the Company upon retirement are being accrued over the number of years remaining to retirement date and in accordance with the plan vesting arrangements. The amounts included in operating expenses were $52 for 1997, $74 for 1996 and $79 for 1995.

10.   INCOME TAXES

The provision for income taxes is composed of the following for the years ended December 31:

                                                   1997      1996       1995
                                                  ------    -------    ------
Current......................................
   Federal...................................   $   364    $   597    $   716
   State.....................................       (81)       (88)        52
Deferred.....................................      (143)        29        114
                                                 ------    -------     ------
Provision for income taxes...................   $   140    $   538    $   882
                                                 ------    -------     ------

The deferred tax effects of timing differences between financial and taxable income are as follows for the years ended December 31:

                                                  1997      1996      1995
                                                 ------    -------   ------

Provision for loan losses....................   $  (169)  $    (75)  $  (10)
Depreciation.................................        42         60       12
Deferred compensation plans..................         5         (7)     (13)
Loan fees and costs..........................       118        (64)      89
Mortgage servicing rights....................        91         87       30
Other........................................        56         28        6
                                                 ------    -------   ------
                                                $   143   $     29   $  114
                                                 ------    -------   ------

Net deferred tax assets consisted of the following at December 31:

                                                         1997       1996
                                                       --------    -------
Deferred tax assets:
   Provision for loan losses.......................    $    838   $   668
   Deferred compensation plans.....................         145       150
   Loan fees and costs.............................          35       153
   Intangible assets...............................         114        55
   Deferred losses on securities available for sale          --       398
   Other...........................................         244        99
                                                       --------   -------
      Total deferred tax assets....................    $  1,376   $ 1,523
                                                       --------   -------
Deferred tax liabilities:
   Depreciation....................................         346       304
   Mortgage servicing rights.......................         208       117
   Deferred gains on securities available for sale.          24        --
   Other...........................................          27       203
                                                       --------   -------
      Total deferred tax liabilities...............         605       624
                                                       --------   -------
      Net deferred tax asset.......................    $    771   $   899
                                                       --------   -------

The provisions for taxes on income are at effective rates of 6.2%, 25.0% and 27.3% as follows:

                                                     1997       1996     1995
                                                    ------    -------   ------
Statutory federal income tax rate............        34.0%      34.0%    34.0%
Increase (decrease) resulting from:
   Tax-exempt income.........................       (22.5)      (7.5)    (8.9)
   State income taxes, net of federal income         (3.4)      (2.7)     1.4
taxes........................................
   Other.....................................        (1.9)       1.2       .8
                                                    ------    -------   ------
                                                      6.2%      25.0%    27.3%
                                                    ------    -------   ------

11.   RELATED PARTY TRANSACTIONS

Certain members of the Board of Directors and senior officers had loan transactions with the Bank. Such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated customers. Loans outstanding, both direct and indirect, to directors and senior officers totaled $2,415 and $2,287 at December 31, 1997 and 1996, respectively. During 1997, $838 of new loan advances were made and repayments totaled $710.

12.   FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Fair values for securities available for sale and investment securities are based on quoted market prices. For loans, interest-bearing deposits and long-term borrowings, where quoted market prices are not available, fair values are based on estimates using present value techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The Company does not normally charge fees for commitments to extend credit. Interest rates on commitments to extend credit are normally committed for periods of less than one month. Fees charged on standby letters of credit and other financial guarantees are deemed to be immaterial and these guarantees are expected to be settled at face amount or expire unused. It is impracticable to assign any fair value to these commitments. The estimated fair values of the Company's financial instruments are as follows at December 31, 1997:

                                                      Carrying     Fair
                                                       Value       Value
                                                      --------   ---------
Assets:
   Cash and due from banks......................... $    7,081   $   7,081
   Federal funds sold..............................     12,614      12,614
   Interest-bearing deposits with other banks......      1,184       1,184
   Loans held for sale.............................      4,940       4,940
   Securities available for sale...................     95,164      95,164
   Loans, net......................................    155,716     172,718
   Accrued interest receivable.....................      2,152       2,152
Liabilities:
   Non-interest bearing deposits...................     25,225      25,225
   Interest-bearing deposits.......................    203,645     205,167
   Other borrowings................................     35,658      41,670

13.   COMMITMENTS AND CONTINGENT LIABILITIES

The Company is currently leasing five branch offices and one storage facility under operating leases expiring from 1998 through 2007. The leases generally provide for payment of property taxes, insurance, maintenance and common area costs by the Company. Total rent and common area expenses for the three years ended December 31, 1997, 1996 and 1995 were $203, $185 and $113, respectively.

Lease obligations will require rent and common area payments as follows:

                                             Minimum
               Year                          Rentals
              ------                        ----------
      1998........................          $   191
      1999........................              175
      2000........................              175
      2001........................              132
      2002........................              132
      Remaining years.............              541
                                           -----------
                                           $  1,346
                                           -----------

The Bank was named as a defendant in a legal proceeding in the Circuit Court for Baltimore City, wherein it was alleged that the Bank permitted the improper withdrawal or transfer of funds from a deposit account containing escrow monies at the Bank. The Bank was also alleged to have misapplied certain sums of money by depositing them in an unrelated account holder's deposit account. The complaint initially sought recovery against the Bank in the amount of $482 and was later amended to seek an amount in excess of $1 million. In January, 1998, the Bank, with the approval of the Court, orally agreed to execute a Settlement Agreement and Mutual Release. Under the terms, the Bank will pay $230 and release any claims against other parties. In return, the Bank will receive a General Release from all parties to the litigation. The Bank expects to execute the Settlement Agreement and Mutual Release in the near future.

14.   STOCK OPTIONS

The company maintains a stock option incentive plan which provides for the granting of common stock options to certain officers of the Company. These stock option awards contain a serial feature whereby 20% of the options are awarded or vested each year for the next five years at the Board's discretion. Option prices are equal to or greater than the estimated fair market value of the common stock at the date of the grant. Options are exercisable beginning six months from the date of grant and expire 10 years after the date of grant.

In 1997, the Company adopted a stock option plan for the granting of common stock options to Directors. Option prices are equal to or greater than the estimated market value of the common stock at the date of the grant. Options vest at 25% immediately at time of grant and then 25% per year for the next three years. Options are exercisable beginning six months from the date of grant and expire 10 years after the date of grant.

Information with respect to options is as follows for the year ended
December 31:

                                      1997                      1996
                            ------------------------   -----------------------
                                           Option                    Option
                                           Price                     Price
                              Shares       Range        Shares       Range
                            ----------   -----------   ----------   ----------

Outstanding at beginning      26,983   $17.28-18.60      19,734     $17.28
of year..................
      Granted............     49,038    18.18-20.68       8,899   17.48-18.60
      Exercised..........         --             --        (220)     20.91
      Expired/canceled...       (484)   19.23-20.00      (1,430)     19.01
Outstanding at end of         75,537    17.28-20.68      26,983   17.28-18.60
year.....................

Exercisable..............     37,037    17.28-20.68      26,983   17.28-18.60

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the year ended December 31, 1997:

                                                1997            1996
                                           --------------   ------------
Dividend yield............................       --              --
Expected volatility.......................      15%             15%
Risk-free interest rate...................     5.909%          5.106%
Expected lives............................    10 years        10 years

The company has adopted the disclosure-only provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its Plans. No compensation expense related to the Plans was recorded during the two years ended December 31, 1997. If the Company had elected to recognize compensation cost based on the fair value at the grant dates for awards under the Plans consistent with the method prescribed by SFAS 123, net income and earnings per share would have been changed to the pro forma amounts as follows for the years ended December 31:

                                               1997            1996
                                          --------------   ------------

Net income................................    $1,478          $1,564
Earnings per share-basic..................    $  .82           $ .87
Earnings per share-diluted................    $  .81           $ .86

15.   NET INCOME PER COMMON SHARE

In February 1997, the FASB issued SFAS No. 128, which became effective for the Company for reporting periods ending after December 15, 1997. Under the provisions of SFAS No. 128, primary and fully-diluted earnings per share were replaced with basic and diluted earnings per share in an effort to simplify the computation of these measures and align them more closely with the methodology used internationally. Basic earnings per share is arrived at by dividing net income available to common stockholders by the weighted-average number of common shares outstanding and does not include the impact of any potentially dilutive common stock equivalents. The diluted earnings per share calculation method is arrived at by dividing net income by the weighted-average number of shares outstanding, adjusted for the dilutive effect of outstanding stock options and warrants. For purposes of comparability, all prior-period earnings per share data have been restated. All per share data and share amounts below have been adjusted to give retroactive effect to the 10% stock dividends issued in 1996, 1997 and 1998.

The calculation of net income per common share follows for the years ended December 31,

                                            1997        1996         1995
                                          --------    --------     --------
Basic:
  Net income (applicable to common
stock)..................................   $2,118      $1,611       $2,351
  Average common shares outstanding.....    1,786       1,771        1,762
  Basic net income per share............   $ 1.19      $ 0.91       $ 1.33
Diluted:
  Net income (applicable to common         $2,118      $1,611       $2,351
stock)..................................
  Average common shares outstanding.....    1,786       1,771        1,762
  Stock option adjustment...............       33          22           14

  Average common shares outstanding -       1,819       1,793        1,776
diluted.................................
  Diluted net income per share..........   $ 1.16      $ 0.90       $ 1.32

16.   REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Company's and the Bank's actual capital amounts and ratios are also present in the table.

                                                                                To Be Well
                                                                               Capitalized
                                                                                  Under
                                                                                  Prompt
                                                                               Corrective
                                                             For Capital         Action
                                           Actual         Adequacy Purposes    Provisions
                                    -------------------   -----------------  ----------------
                                       Amount     Ratio   Amount     Ratio   Amount    Ratio
                                    -----------  -------  -------    ------  -------  -------
As of December 31, 1997:
  Total capital (to risk
weighted assets):
   Consolidated............            $22,597    12.35%  $14,634   8.00%   $18,293   10.00%
   Taneytown Bank & Trust               22,510    12.31%   14,631   8.00%    18,289   10.00%
Company....................

  Tier I capital (to risk weighted assets):
    Consolidated............            20,308    11.10%    7,317   4.00%    10,976    6.00%
   Taneytown Bank & Trust               20,221    11.06%    7,315   4.00%    10,973    6.00%
Company....................

  Tier I capital (to average assets):
   Consolidated............             20,308     7.00%   11,603   4.00%    14,504    5.00%
   Taneytown Bank & Trust               20,221     6.97%   11,601   4.00%    14,501    5.00%
Company....................

As of December 31, 1996:
  Total capital (to risk
weighted assets):
   Consolidated............             20,509    11.49%   14,285   8.00%    17,857   10.00%
   Taneytown Bank & Trust               20,528    11.50%   14,284   8.00%    17,855   10.00%
Company....................

  Tier I capital (to risk weighted assets):
   Consolidated............             18,409    10.31%    7,143   4.00%    10,714    6.00%
   Taneytown Bank & Trust               18,428    10.32%    7,142   4.00%    10,713    6.00%
Company....................

  Tier I capital (to average assets):
   Consolidated............             18,409     7.03%   10,467   4.00%    13,084    5.00%
   Taneytown Bank & Trust               18,428     7.04%   10,465   4.00%    13,082    5.00%
Company....................

17.   ACQUISITION

On December 31, 1995, the Company purchased Royal Oak Savings Bank as a subsidiary of Monocacy Bancshares, Inc. The transaction was accounted for as a purchase and the results of operations for the year 1995 properly do not include any income from Royal Oak. Royal Oak's condensed balance sheet as of the date of the acquisition as valued under purchase accounting was as follows:

Cash and investments............      $   45,398
Loans, net......................             451
Property, plant and equipment...             510
Other, assets...................             646

                                      $   47,005

Deposits........................      $   38,733
Other Liabilities...............             517
Capital.........................           7,755
                                      $   47,005

The purchase price of $7.8 million included a deposit premium paid of $3.6 million and a mortgage servicing premium paid of $281. The purchase price of the assets and costs associated were approximately equal to the liabilities assumed and no goodwill was recorded in the transaction.

18.   SUBSEQUENT EVENT

On February 17, 1998, the company distributed a 10% stock dividend which increased shares outstanding by approximately 163,000.

19.   PARENT COMPANY ONLY FINANCIAL INFORMATION

Condensed financial information for Monocacy Bancshares, Inc. (parent company only) is as follows as of and for the years ended December 31:

  CONDENSED BALANCE SHEETS                       1997          1996
                                              ----------   ------------
Assets
  Cash and due from Bank Subsidiary..........  $     224      $     205
  Securities available for sale..............         20             20
  Investment in subsidiary...................     24,064         21,637
  Other assets...............................         39             30

Total assets                                     $24,347        $21,892

Liabilities and Stockholders' Equity
  Liabilities:
     Other Liabilities.......................  $     179       $    244

      Total Liabilities......................        179            244

  Stockholders' equity:
     Common stock............................      8,143          7,342
     Common stock dividend to be distributed.      4,034          3,699
     Surplus.................................     11,863          9,145
     Retained earnings.......................        128          1,462

      Total stockholders' equity.............     24,168         21,648

Total liabilities and stockholders' equity... $   24,347       $ 21,892


CONDENSED STATEMENTS OF INCOME                    1997      1996      1995

Interest on investments securities...........   $    1    $    1    $   12
Interest expense on borrowings...............       --       101        --

  Net interest income........................        1      (100)       12
Cash dividends from subsidiaries.............      600     1,759     2,393
Operating expenses...........................      107        82        64

    Income before income tax expense and
      equity in undistributed net
      income of subsidiaries..................     494     1,577     2,341
Income tax benefit............................     (34)      (34)      (10)

    Income before equity in undistributed
       net income of subsidiaries.............     528     1,611     2,351
Equity in undistributed net income of
  subsidiaries................................   1,590        --       --

  Net income.................................   $2,118    $1,611    $2,351


CONDENSED STATEMENTS OF CASH FLOWS                1997      1996      1995

Cash flows from operating activities:
  Net income.................................   $ 2,118   $1,611    $2,351
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
  Equity in undistributed income of
    subsidiaries.............................    (1,590)     --        --
  (Increase) decrease in other assets........       (10)     142      (134)
  Decrease in accrued interest receivable....        --      --          4
  Increase (decrease) in other liabilities...       (73)     (39)        6

     Net cash provided by operating
        activities............................      445    1,714     2,227

Cash flows from investing activities:
  Purchases of securities available for sale..       --      (4)       (16)
  Maturities of investment securities.........                --       200
  Distribution of undivided profits of Bank
     subsidiary...............................       --      868     3,468
  Investment in Savings Bank subsidiary.......       --       --    (7,755)

     Net cash provided by (used in)
       investing activities...................       --      864    (4,103)

Cash flows from financing activities:

  Issuance of common stock....................      289      246       211
  Dividends paid..............................     (715)    (586)     (528)
  Proceeds from issuance of debt..............       --       --     3,000
  Repayments of debt..........................       --    (3000)       --

     Net cash provided by (used in)
       financing activities...................     (426)  (3,340)    2,683

Net increase (decrease) in cash and cash
    equivalents...............................       19     (762)      807
Cash and cash equivalents at beginning of
    year......................................      205      967       160

Cash and Cash equivalents at end of year.....    $  224   $  205    $  967

      Under certain state and federal banking regulations, the Bank may declare cash dividends to Monocacy Bancshares, Inc., from undivided profits, or with prior approval of the Maryland Bank Commissioner, out of surplus in excess of 100% of its capital stock, after providing for certain expenses.